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                                           Amended Effective November 6, 2001
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                                     BYLAWS



                                       OF



                           NORTHLAND CRANBERRIES, INC.
                            (a Wisconsin corporation)

                               ARTICLE I. OFFICES


         1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                           ARTICLE II . SHAREHOLDERS

         2.01. Annual Meeting. The annual meeting of the shareholders shall be held on the first Wednesday in January of each year (beginning in 1997), or on such other date within thirty days before or after such date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is practicable.

         2.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Board of Directors or the President. The corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for a special meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty days after the date that the demand is delivered to the corporation.

         2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the votes represented thereat.

         2.04. Notice of Meeting. Written notice stating the date, time and place of any meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting (unless a different time is provided by the Wisconsin Business Corporation Law or the articles of incorporation), either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting and to


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

such other persons as required by the Wisconsin Business Corporation Law. If mailed, such notice shall be deemed to be effective when deposited in the United States mall, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid. If an annual or special meeting of shareholders is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

         2.05. Proper Business or Purposes of Shareholder Meetings. To be properly brought before a meeting of shareholders, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the discretion of the Board of Directors or otherwise as provided in Section
2.04 hereof; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given written notification thereof, either by personal delivery or by United States mall, postage prepaid, to the Secretary of the corporation, and, in the case of an annual meeting, such notification must be given not later than thirty (30) days in advance of the Originally Scheduled Date of such meeting; provided, however, that if the Originally Scheduled Date of such annual meeting is earlier than the date specified in these bylaws as the date of the annual meeting and if the Board of Directors does not determine otherwise, or in the case of a special meeting of shareholders, such written notice may be so given and received not later than the close of business on the 15th day following the date of the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Any such notification shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the articles of incorporation or bylaws of the corporation, the exact language of the proposed amendment; (ii) the name and address of the shareholder proposing such business; (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (iv) any material interest of the shareholder in such business. No business shall be conducted at a meeting of shareholders except in accordance with this Section 2.05, and the chairman of any meeting of shareholders may refuse to permit any business to be brought before such meeting without compliance with the foregoing procedures. For purposes of these bylaws, the "Originally Scheduled Date" of any meeting of shareholders shall be the date such meeting is scheduled to occur as specified in the notice of such meeting first generally given to shareholders regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed. Nothing contained in this Section 2.05 shall be construed to limit the rights of a shareholder to submit proposals to the corporation which comply with the proxy rules of the Securities and Exchange Commission for inclusion in the corporation's proxy statement for consideration at shareholder meetings.

         2.06. Waiver of Notice. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws before or


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

after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.07. Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, shareholders entitled to demand a special meeting as contemplated by Section 2.02 hereof, shareholders entitled to take any other action, or shareholders for any other purpose. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice is given to shareholders. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to demand a special meeting as contemplated in Section 2.02 hereof, the record date shall be the date that the first shareholder signs the demand. Except as provided by the Wisconsin Business Corporation Law for a court ordered adjournment, a determination of shareholders entitled to notice of and to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

         2.08. Shareholders' List for Meetings. After a record date for a special or annual meeting of shareholders has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.08. The corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to


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

prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

         2.09. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.10. Conduct of Meeting. The Chairman, if any, and in his absence or discretion, a Vice-Chairman, if any, and in their absence, the President, and in his absence or discretion, a Vice President in the order provided under Section
4.11 hereof or as chosen by the Chairman, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence or upon the request of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.11. Proxies. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.

         2.12. Voting of Shares. Except as provided in the articles of incorporation or in the Wisconsin Business Corporation Law, each outstanding share of Class A Common Stock, is entitled to one vote on each matter voted on at a meeting of shareholders and each outstanding share of Class B Common Stock is entitled to three votes on each matter voted on at a meeting of shareholders.



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

         2.13. Action without Meeting. Any action required or permitted by the articles of incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law to be taken at a meeting of the shareholders may be taken without a meeting if a written consent or consents, describing the action so taken, is or are signed by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

         2.14. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                  (a) The shareholder is an entity and the name signed purports to be that of a officer or agent of the entity.

                  (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waver or proxy appointment.

                  (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

                  (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

                  (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                        ARTICLE III. BOARD OF DIRECTORS

         3.01. General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The board of directors of the corporation shall consist of


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

that number of directors as determined from time to time by the board of directors, but shall in no event exceed ten.

         3.02. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed from office with or without cause if the votes cast to remove the director exceeds the number of votes cast not to remove such director. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the President (in his capacity as chairman of the Board of Directors) or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

         3.03. Shareholder Nomination Procedure. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote for the election of directors who complies fully with the requirements of this Section 3.03. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as a director or directors only if written notice of such shareholder's intent to make any such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than: (i) with respect to an election to be held at any annual meeting of shareholders, 30 days in advance of the Originally Scheduled Date of such meeting (provided, however, that if the Originally Scheduled Date of such meeting is earlier than the date specified in these bylaws as the date of the annual meeting and if the Board of Directors does not determine otherwise, such written notice may be so given and received not later than the close of business on the 15th day following the date of the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting); and
(ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the 15th day following the date of first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of any meeting of


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shareholders to elect directors and the Board of Directors may refuse to acknowledge the nomination by a shareholder of any person not made in compliance with the foregoing procedure.

         3.04. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be communicated to the directors at or prior to such meeting of shareholders. To the extent practicable, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors shall be communicated amongst and generally agreed upon at any meeting of the Board of Directors.

         3.05. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two directors. The President or Secretary may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.

         3.06. Notice; Waiver. Notice of each special meeting of the Board of Directors shall be given by written notice delivered or communicated in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than twenty-four hours prior to the meeting. The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of the permanent corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.07. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these bylaws, a majority of the number of directors specified in Section 3.01 of these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or by these bylaws, a quorum of any committee of the Board of Directors created pursuant to Section 3.13 hereof shall consist of a majority of the number of directors appointed to serve on the committee. A majority


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

of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

         3.08. Manner of Acting. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws require the vote of a greater number of directors.

         3.09. Conduct of Meetings. The Chairman, if any, and in his absence, a Vice-Chairman, if any, and in their absence, the President, and in his absence, a Vice President in the order provided under Section 4.11, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

         3.10. Vacancies. Except as provided below, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by any of the following: (a) the shareholders; (b) the Board of Directors; or (c) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         3.11. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

         3.12. Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 3.13 hereof, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or


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to the corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

         3.13. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the discretion of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following:
(a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders;
(c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the corporation's articles of incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

         3.14. Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these bylaws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.13 hereof), may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on any of the following:
(a) a plan of merger or share exchange; (b) a sale, lease, exchange or other disposition of substantial property or assets of the corporation; (c) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or
(d) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure at such meeting by each such director of each such director's social security number to the secretary of the meeting before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (b), the phrase "sale, lease, exchange or other disposition of substantial property or assets" shall mean any sale, lease, exchange or other disposition of property or assets of the corporation having a net book value equal to 10% or more of the net book value of the total assets of the corporation on and as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the corporation have been prepared. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines to be


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

inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

         3.15. Action without Meeting. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof crated pursuant to Section 3.13 hereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

                              ARTICLE IV. OFFICERS

         4.01. Number. The principal officers of the corporation shall be a President, the number of Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or the President. The Board of Directors may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

         4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

         4.03. Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

         4.04. Resignation. An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

         4.05. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.04 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

         4.06. Chairman of the Board. The Chairman of the Board, if one be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform all duties incident to the office of the Chairman of the Board of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

         4.07. The Vice-Chairmen of the Board. The Vice-Chairmen of the Board, if any be chosen by the Board of Directors, shall possess all the powers of the Chairman of the Board. In the event a Vice-Chairman of the Board disagrees with the manner in which the Chairman of the Board is discharging the duties incident to the office of the Chairman of the Board, the Vice-Chairman of the Board shall have the right to call a vote of the Chairman of the Board and all Vice-Chairmen of the Board, the vote of a majority of whom shall prevail. In the event no majority is obtained, the disagreement shall be submitted to the vote of the Board of Directors, the vote of a majority of whom shall prevail.

         4.08. Chief Executive Officer. The Board of Directors shall from time to time designate the Chairman of the Board, if any, or any of the Vice-Chairmen of the Board, if any, or the President of the corporation as the Chief Executive Officer of the corporation. The President shall be the Chief Executive Officer whenever the offices of Chairman of the Board of the corporation and Vice-Chairman of the Board of the corporation are vacant. Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he or she shall deem necessary to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any elected President, Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

         4.09. President. Unless the Board of Directors otherwise provides, in the absence of the Chairman of the Board and all Vice-Chairmen of the Board, in the event of their inability or refusal to act, or in the event of a vacancy in the offices of the Chairman of the Board and Vice-Chairman of the Board, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. Unless the Board of Directors otherwise provides, in the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, or in the event of a vacancy in the office of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

         4.10. Chief Operating Officer. The Chief Operating Officer shall, subject to the direction of the Board of Directors and the Chief Executive Officer, in general supervise and control the day-to-day business operations of the corporation. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of the Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.

         4.11. The Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice President (or in the event of his absence or inability to act, any Vice President in the order designated by the Board of Directors or President, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

         4.12. The Secretary. The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents the execution of which on behalf of the corporation under its seal is required and duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the President, or a Vice

President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

         4.13. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         4.14. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors or President may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         4.15. Other Assistants and Acting Officers. The Board of Directors and President shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the President or the appointing officer.

    ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

         5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the

Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

         5.05. Voting of Securities Owned by this Corporation. Subject to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he be present, or in his absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

            ARTICLE VI. CERTIFICATES FOR SHARES; TRANSFER OF SHARES

         6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

         6.02. Facsimile Signatures and Seal. The seal of the corporation, if any, on any certificates for shares may be a facsimile. The signature of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

         6.03. Signature by Former Officers. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

         6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

         6.06. Lost, Destroyed or Stolen Certificates. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser; (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer; and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         6.07. Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or otherwise for property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

         6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.

                               ARTICLE VII. SEAL

         7.01. The corporation shall have no corporate seal unless otherwise determined by the Board of Directors.

                         ARTICLE VIII. INDEMNIFICATION

         8.01. Certain Definitions. All capitalized terms used in this Article VIII and not otherwise hereinafter defined in this Section 8.01 shall have the meaning set forth in Section 180.0850 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Article VIII shall be defined as follows:

         (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

         (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 8.04.

         (c) "Board" shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

         (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 8.04, to constitute misconduct under Section 180.0851(2) (a) 1, 2,3 or 4 of the Statute.

         (e) "Corporation," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

         (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

         (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

         (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, the term "Party" shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

         (i) "Proceeding" shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article VIII, the term "Ping" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

         (j) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

         8.02. Mandatory Indemnification of Directors and Officers. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

         8.03. Procedural Requirements.

         (a) A Director or Officer who seeks indemnification under Section 8.02 shall make a written request therefor to the Corporation. Subject to Section 8.03(b), within sixty days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.05).

         (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 8.02 if, within such sixty-day period, a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty. In the event a Disinterested Quorum makes such a determination, the decision of the Disinterested Quorum shall be final, and the Director or Officer shall have no right to appeal.

         (c) If the Board does not obtain a final determination of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, within such sixty-day period, an Authority, as provided in Section 8.04, shall determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

         (d) If indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty.

         8.04. Determination of Indemnification.

         (a) If an Authority is required to determine a Director's or Officer's right to indemnification pursuant to Section 8.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

                  (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

                  (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects (other than this Article
         VIII), such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or

                  (iii) A court pursuant to and in accordance with Section
         180.0854 of the Statute.

         (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

         (c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

         (d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 8.05), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against

Liabilities' incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

         (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

         (f) All Expenses incurred in the determination process under this
Section 8.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

         8.05. Mandatory Allowance of Expenses.

         (a) The Corporation shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

                  (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

                  (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 8.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 8.04.

         (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 8.05, such Director or Officer shall not be required to pay interest on such amounts.

         8.06. Indemnification and Allowance of Expenses of Certain Others.

         (a) The Board may, in its sole and absolute discretion a it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

         (b) The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she ha been successful on the merits or otherwise in defense of a Proceeding, for all Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

         (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 8.06(b) hereof, against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

         8.07. Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VIII.

         8.08. Notice to the Corporation. A Director, Officer or employee shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 8.04(a)).

         8.09. Severability. If any provision of this Article VIII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy, this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent n to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

         8.10. Nonexclusivity of Article VIII. The rights of a Director, Officer or employee (or any other person) granted under this Article VIII shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VIII shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute.

         8.11. Contractual Nature of Article VIII; Repeal or Limitation of Rights. This Article VIII shall be deemed to be a contract between the Corporation and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article VIII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for


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Proceedings commenced after such repeal or limitation to enforce this Article
VIII with regard to acts, omissions or events arising prior to such repeal or limitation.

                       ARTICLE IX. CONFLICTS OF INTEREST

         9.01. Conflict of Interest Policy. No director, officer or other employee of the corporation shall acquire a cranberry producing property or a controlling interest in any entity which owns or operates such a property without first offering the opportunity to purchase such property or controlling interest to the corporation. This prohibition is not applicable to such properties or interests owned by any director, officer or employee of the corporation prior to the date of incorporation of this corporation. This Section
9.01 may only be amended or deleted pursuant to a vote of the corporation's shareholders.

                             ARTICLE X. AMENDMENTS

         10.01. By Shareholders. These bylaws may be amended or repealed and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders at which a quorum is in attendance.

         10.02. By Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or the articles of incorporation, these bylaws may also be amended or repealed and new bylaws may be adopted by the Board of Directors; provided, however, that the shareholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw.

         10.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the bylaws then in effect but which is taken or authorized by native vote of not less than the number of votes or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.







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